Exhibit 19.2

 Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report



  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               6


  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,649,997,982.62              219,404
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $700,000,000.00         2.010%                 December 16, 2002
   Class A-2 A Notes                                                515,050,000.00         2.970%                     June 15, 2004
   Class A-2 B Notes                                                574,834,000.00         1.950%                     June 15, 2004
   Class A-3 A Notes                                                388,858,000.00         4.140%                 December 15, 2005
   Class A-3 B Notes                                                776,000,000.00         1.960%                 December 15, 2005
   Class A-4 Notes                                                  393,322,000.00         4.750%                   August 15, 2006
   Class B Notes                                                    105,728,000.00         5.180%                  October 16, 2006
   Class C Notes                                                     70,486,000.00         5.750%                 December 15, 2006
   Class D Certificates                                              70,486,000.00         6.000%                   August 15, 2008
                                                                     -------------
      Total                                                      $3,594,764,000.00

  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $15,100,010.55                $2,675.34          $15,102,685.89
  Repurchased Loan Proceeds Related to Interest                          27,374.94                     0.00               27,374.94
                                                                         ---------                     ----               ---------
      Total                                                         $15,127,385.49                $2,675.34          $15,130,060.83
  Servicer Advances:
  Principal Advances                                                         $0.00                $6,025.24               $6,025.24
  Interest Advances                                                   3,303,206.26                   166.12            3,303,372.38
                                                                      ------------                   ------            ------------
      Total                                                          $3,303,206.26                $6,191.36           $3,309,397.62
  Principal:
  Principal Collections                                             $65,400,520.56               $76,314.34          $65,476,834.90
  Prepayments in Full                                                37,688,599.71                 5,632.01           37,694,231.72
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,572,903.97                     0.00            1,572,903.97
  Payahead Draws                                                              0.00                 7,631.21                7,631.21
                                                                              ----                 --------                --------
      Total                                                        $104,662,024.24               $89,577.56         $104,751,601.80
  Liquidation Proceeds                                                                                                $1,425,322.53
  Recoveries from Prior Month Charge-Offs                                                                                 52,209.56
                                                                                                                          ---------
      Total Principal Collections                                                                                   $106,229,133.89
  Principal Losses for Collection Period                                                                              $3,154,055.36
  Total Regular Principal Reduction                                                                                 $107,911,682.40
  Total Collections                                                                                                 $124,668,592.34

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $124,668,592.34
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt, Tranche A2 B                                                                                               0.00
  Net Swap Receipt, Tranche A3 B                                                                                               0.00
                                                                                                                               ----
      Total                                                                                                         $124,668,592.34



                                     Page 1


  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               6

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,586,601.14        $2,586,601.14                $0.00
   Amount per $1,000 of Original Balance               0.72                 0.72                 0.00
  Net Swap Payment, Tranche A2 B                 $492,920.15
  Net Swap Payment, Tranche A3 B               $1,397,662.22
                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $208,419.25          $208,419.25               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,274,748.75         1,274,748.75                0.00                 0.00                0.00
   Class A2 B Notes                     935,063.31           935,063.31                0.00                 0.00                0.00
   Class A3 A Notes                   1,341,560.10         1,341,560.10                0.00                 0.00                0.00
   Class A3 B Notes                   1,269,191.11         1,269,191.11                0.00                 0.00                0.00
   Class A4 Notes                     1,556,899.58         1,556,899.58                0.00                 0.00                0.00
   Class B Notes                        456,392.53           456,392.53                0.00                 0.00                0.00
   Class C Notes                        337,745.42           337,745.42                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $7,380,020.05        $7,380,020.05               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $352,430.00          $352,430.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----

  Total Note and Cert. Interest:     $7,732,450.05        $7,732,450.05               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $112,458,958.78
  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        42,633,891.62
   Regular Principal Distribution Amount     82,196,095.74
                                             -------------
      Principal Distribution Amount        $124,829,987.36
  Noteholder Principal Distributions:
   Class A1 Notes                                       $112,458,958.78
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $112,458,958.78
  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----
  Total Note and Certificate Principal Paid:            $112,458,958.78
  Collections Released to Servicer                                $0.00
  Total Available for Distribution         $124,668,592.34
  Total Distribution (incl. Servicing Fee) $124,668,592.34

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               6

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $160.66                    $0.30                 $160.95
  Class A2 A Notes                                               0.00                     2.48                    2.48
  Class A2 B Notes                                               0.00                     1.63                    1.63
  Class A3 A Notes                                               0.00                     3.45                    3.45
  Class A3 B Notes                                               0.00                     1.64                    1.64
  Class A4 Notes                                                 0.00                     3.96                    3.96
  Class B Notes                                                  0.00                     4.32                    4.32
  Class C Notes                                                  0.00                     4.79                    4.79
                                                                 ----                     ----                    ----
      Total Notes                                              $31.91                    $2.09                  $34.00

  Class D Certificates                                          $0.00                    $5.00                   $5.00
                                                                -----                    -----                   -----
  Total Notes and Certificates:                                $31.28                    $2.15                  $33.44

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance        Pool Factor                      Balance        Pool Factor
  Aggregate Balance of Notes                $2,940,930,567.49       0.8344775               $2,828,471,608.71       0.8025677
  Class A1 Notes                               116,652,567.49       0.1666465                    4,193,608.71       0.0059909
  Class A2 A Notes                             515,050,000.00       1.0000000                  515,050,000.00       1.0000000
  Class A2 B Notes                             574,834,000.00       1.0000000                  574,834,000.00       1.0000000
  Class A3 A Notes                             388,858,000.00       1.0000000                  388,858,000.00       1.0000000
  Class A3 B Notes                             776,000,000.00       1.0000000                  776,000,000.00       1.0000000
  Class A4 Notes                               393,322,000.00       1.0000000                  393,322,000.00       1.0000000
  Class B Notes                                105,728,000.00       1.0000000                  105,728,000.00       1.0000000
  Class C Notes                                 70,486,000.00       1.0000000                   70,486,000.00       1.0000000
  Class D Certificates                          70,486,000.00       1.0000000                   70,486,000.00       1.0000000
                                                -------------       ---------                   -------------       ---------
     Total                                  $3,011,416,567.49       0.8377230               $2,898,957,608.71       0.8064389

  Portfolio Information
  Weighted Average Coupon (WAC)                         7.10%                                           7.11%
  Weighted Average Remaining Maturity (WAM)             46.83                                           45.99
  Remaining Number of Receivables                     198,868                                         193,573
  Portfolio Receivable Balance              $3,103,921,371.70                               $2,996,008,565.19

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $11,710,095.74
  Specified Credit Enhancement Amount                                                                         $29,960,085.65
  Yield Supplement Overcollateralization Amount                                                               $97,711,889.32
  Target Level of Overcollateralization                                                                      $109,421,985.06

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                           $18,249,989.91
  Specified Reserve Account Balance                                                                            18,249,989.91
  Reserve Release Amount                                                                                                0.00
  Reserve Account Draws                                                                                                 0.00
  Interim Reserve Account Balance                                                                              18,249,989.91
  Reserve Account Deposits Made                                                                                         0.00
                                                                                                                        ----
  Ending Reserve Account Balance                                                                              $18,249,989.91
  Change in Reserve Account Balance                                                                                    $0.00

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               6


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                 $1,425,322.53
  Recoveries from Prior Month Charge-Offs                                                                                 $52,209.56
  Total Principal Losses for Collection Period                                                                         $3,154,055.36
  Charge-off Rate for Collection Period (annualized)                                                                           0.65%
  Cumulative Net Losses for all Periods                                                                                $4,882,833.96


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,389                 $35,858,609.54
  61-90 Days Delinquent                                                                           395                  $6,166,091.71
  91-120 Days Delinquent                                                                          145                  $2,414,491.17
  Over 120 Days Delinquent                                                                         96                  $1,715,101.19

  Repossesion Inventory                                                                           245                  $3,989,642.38


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                         0.3217%
  Preceding Collection Period                                                                                                0.5526%
  Current Collection Period                                                                                                  0.6596%
  Three Month Average                                                                                                        0.5113%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                         0.1774%
  Preceding Collection Period                                                                                                0.2595%
  Current Collection Period                                                                                                  0.3286%
  Three Month Average                                                                                                        0.2551%

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               6

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $7,050,625.87                     $22,339.46
  New Advances                                                                           3,272,015.65                       6,188.27
  Servicer Advance Recoveries                                                            2,665,856.43                       7,500.19
                                                                                         ------------                       --------
  Ending Servicer Advances                                                              $7,656,785.09                     $21,027.54

  Current Month Interest Advances for Prepaid Loans                                        $31,190.61                          $3.09

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $11,382.29
  Additional Payaheads                                                                                                      9,142.99
  Payahead Draws                                                                                                           13,364.90
                                                                                                                           ---------
  Ending Payahead Account Balance                                                                                          $7,160.38


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